Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-120077 on Form S-3 of our reports dated March 15, 2004, relating to the financial statements and financial statement schedule of CharterMac appearing in the Annual Report on Form 10-K and 10-K/A of CharterMac for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP



New York, NY
February 24, 2005